Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	FEBRUARY 29, 2016

SYKES ENTERPRISES, INCORPORATED REPORTS

FOURTH-QUARTER & FULL-YEAR 2015 FINANCIAL RESULTS

–Fourth quarter revenues and diluted earnings per share top business outlook

–Sustained demand growth and agent productivity gains drive operating results

–Strong cash flow from operating activities sustains reinvestment and reinforces balance sheet strength

–Full-year 2016 business outlook reflects higher demand

TAMPA, FL – February 29, 2016 – Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing comprehensive outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the fourth-quarter ended December 31, 2015.

Fourth Quarter 2015 Financial Highlights

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 800 TO SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

•       Fourth quarter 2015 revenues of $337.3 million decreased $12.6 million, or 3.6%, from $349.9 million in the comparable quarter last year, driven chiefly by unfavorable foreign exchange rates as the functional currencies of the Company’s various international operations weakened relative to the U.S. dollar on a comparable basis; on a constant currency and organic basis, which excludes the $1.5 million in revenue contribution from the acquisition of Qelp, which was acquired in the third quarter of 2015, fourth quarter 2015 revenues increased 0.4% comparably, with the increased demand driven broadly by the technology, transportation and leisure, financial services and other verticals (“other vertical” reflects the contribution from the retail vertical, among others), which was moderated mostly by the communications vertical as discussed in the Company’s May 2015 business outlook

•       Fourth quarter 2015 operating margin was 8.6% versus 9.3% in the same period last year, which reflects 70 basis points of pre-tax operating margin contribution from facility sale in fourth quarter 2014; on a non-GAAP basis (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 6 for reconciliation), which excludes the facility gain, fourth quarter 2015 operating margin increased to 9.7% versus 9.6% in the same period last year, with the comparable margin increase driven principally by higher agent productivity gains, partially tempered by costs associated with capacity additions and ramp for higher projected demand

•       Fourth quarter 2015 diluted earnings per share were $0.48 versus $0.53 in the comparable quarter last year, which included $0.04 in diluted earnings per share contribution from the sale of a facility

•       On a non-GAAP basis, fourth quarter 2015 diluted earnings per share remained unchanged on a comparable basis at $0.55 (see Exhibit 6 for reconciliation). Fourth quarter 2015 diluted earnings per share, however, were higher relative to the Company’s November 2015 business outlook range of $0.45 to $0.48, driven mostly by agent productivity gains

• Consolidated capacity utilization rate remained unchanged at 79% in the fourth quarter of 2015 compared to the same period last year on a slightly increased seat count

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), decreased 4.0% to $274.1 million, or 81.3% of total revenues, for the fourth quarter of 2015 compared to $285.5 million, or 81.6% of total revenues, in the same prior year period. On a constant currency basis, fourth quarter 2015 Americas revenues decreased 1.3% comparably, with the broad increase in demand from the technology, transportation and leisure, financial services and other verticals (which includes the retail vertical among others) moderated mostly by the communications vertical as discussed in the Company’s May 2015 business outlook.

Sequentially, revenues generated from the Americas region increased 6.5% to $274.1 million from $257.4 million, or 81.0% of total revenues, in the third quarter of 2015. On a constant currency basis, fourth quarter 2015 Americas revenues increased 7.1% over third quarter driven broadly by a combination of demand from existing programs and new client wins within the communications, technology, financial services, transportation and leisure, healthcare and other verticals.

The Americas income from operations for the fourth quarter of 2015 decreased 1.9% to $40.7 million, with an operating margin of 14.8% versus 14.5% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin increased to 16.1% from 14.9% in the comparable quarter last year, driven by agent productivity gains and improved capacity utilization, more than offsetting the costs associated with capacity additions and ramps (see Exhibit 7 for reconciliation).

Sequentially, the Americas income from operations for the fourth quarter of 2015 increased 21.3% to $40.7 million, with an operating margin of 14.8% versus 13.0% in the third quarter of 2015. On a non-GAAP basis, the Americas operating margin was 16.1% versus 14.4% in the third quarter of 2015, with the increase due mostly to above-mentioned factors (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region decreased 2.1% to $63.1 million, representing 18.7% of total revenues, for the fourth quarter of 2015, compared to $64.4 million, or 18.4% of total revenues, in the same prior year period. On an organic and constant currency basis, which excludes the revenue contribution from the acquisition of Qelp, EMEA revenues increased 7.9% on a comparable basis driven by the communications, technology, financial services, transportation and leisure verticals and other verticals.

Sequentially, revenues generated from the EMEA region increased 4.3% to $63.1 million, or 18.7% of total revenues, versus $60.5 million, or 19.0% of total revenues, in the third quarter of 2015. On a constant currency basis, EMEA revenues increased 5.9% sequentially, driven by the communications, technology and financial services verticals.

The EMEA region’s income from operations for the fourth quarter of 2015 was $4.0 million, or 6.3% of EMEA revenues, versus $4.8 million, or 7.4% of revenues, in the comparable quarter last year. On a non-GAAP basis, the operating margin was 6.8% versus 7.4% in the same period last year with the decrease due primarily to combination of costs related to facility additions and rationalization, coupled with marketing and at-home expansion costs (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s income from operations for the fourth quarter of 2015 was $4.0 million, or 6.3% of EMEA revenues, versus $4.6 million, or 7.7% of revenues, in the third quarter of 2015. On a non-GAAP basis, the EMEA operating margin was 6.8% versus 8.2% in the third quarter of 2015 due mostly to above-mentioned factors (see Exhibit 7 for reconciliation).

Other G&A Expenses

Other G&A expenses, which include corporate and other costs, increased to $15.6 million, or 4.6% of revenues, in the fourth quarter of 2015, compared to $13.7 million, or 3.9% of revenues in the prior year period, with a similar increase on a non-GAAP basis. The increase was driven principally by an increase in performance based compensation coupled with higher professional services fees related to the on-going upgrade of the Company’s financial system (see Exhibit 7 for reconciliation).

Sequentially, other G&A expenses increased to $15.6 million, or 4.6% of revenues, from $13.7 million, or 4.3% of revenues, in the third quarter of 2015, with a similar increase on a non-GAAP basis. The increase was driven largely by the abovementioned factors (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other income (expense), net for the fourth quarter of 2015 was $(1.4) million compared to $(1.5) million for the same period in the prior year. Approximately $(0.6) million of $(1.4) million in total other expense in the fourth quarter of 2015 was due to a substantial liquidation of a foreign entity and the corresponding release of the CTA (Cumulative Translation Adjustment). Another $(0.4) million of the $(1.4) million was related to interest accretion associated with the contingent purchase price of Qelp. This accretion is the present value of the contingent consideration with the resulting spread between the present value and the contingent consideration amortized over a three-year life (see Exhibit 6 for reconciliation).

The Company recorded an effective tax rate of 27.5% for the fourth quarter of 2015 versus 27.6% in the same period last year and roughly in line with the estimated 28% provided in the Company’s November 2015 business outlook.

On a non-GAAP basis, the fourth quarter 2015 effective tax rate was 28.1% compared to 27.7% in the same period last year and slightly below the estimated 29% provided in the Company’s November 2015 business outlook (see Exhibit 11 for reconciliation). The effective tax rate differential on a comparable basis and relative to the business outlook was due mostly to a shift in the geographic mix of earnings to higher and lower tax rate jurisdictions, respectively.

2015 Financial Highlights

•	2015 revenues of $1,286.3 million decreased $41.2 million, or 3.1%, from 2014, driven chiefly by unfavorable foreign exchange rates as the functional currencies of the Company’s various international operations weakened relative to the U.S. dollar on a comparable basis; on a constant currency and organic basis, which excludes the $2.7 million in revenue contribution from the acquisition of Qelp, 2015 revenues increased 1.7% comparably, with the increased demand driven by technology, transportation, healthcare and other verticals (“other vertical” reflects the contribution from the retail vertical, among others), which was moderated mostly by the communications vertical as well as the financial services vertical. The financial services vertical, however, rebounded in the second half of 2015 as previously projected

•	2015 operating margin was 7.3% versus 6.0% in 2014, which reflected 20 basis points of contribution related to a facility sale in 2014; on a non-GAAP basis, which excludes the facility-sale gain in 2014 (see Exhibit 8 for reconciliation), 2015 operating margin was 8.5% versus 7.0% for 2014, with the increase driven primarily by agent productivity gains and improved capacity utilization over the year versus the same period last year

•	2015 diluted earnings per share were $1.62 versus $1.35 in 2014, which included $0.04 in diluted earnings per share contribution from the facility sale, and above the Company’s November 2015 business outlook earnings per share range of $1.53 to $1.57. The increase compared to 2014 was due to agent productivity gains and a lower effective tax rate. Relative to the 2015 business outlook, the increase was driven largely by agent productivity gains

•	On a non-GAAP basis (see Exhibit 8 for reconciliation), which excludes the facility-sale gain in 2014, 2015 diluted earnings per share were $1.87 compared to $1.56 in 2014 and compared to a non-GAAP diluted earnings per share range of $1.76 to $1.80 provided in the Company’s November 2015 business outlook. The increase in the Company’s 2015 non-GAAP diluted earnings per share compared to 2014 and relative to the 2015 business outlook range was mostly due to aforementioned factors

Liquidity and Capital Resources

The Company’s balance sheet at December 31, 2015 remained strong with cash and cash equivalents of $235.4 million, of which approximately 94.2%, or $221.7 million, was held in international operations and is deemed to be indefinitely reinvested offshore. In 2015, net cash provided by operating activities was up 27.8% to $120.5 million, a record for the Company, driven mostly by higher net income and changes in operating assets and liabilities. At quarter end, the Company had $70.0 million in borrowings outstanding, with $370.0 million available under its $440.0 million credit facility.

Business Outlook

The assumptions driving the business outlook for the first quarter and full-year 2016 are as follows:

•	The Company continues to monitor the recent macro-economic volatility and assess its impact on consumer sentiment, final demand and client forecasts. Client forecasts, on balance, thus far indicate acceleration in demand in 2016 compared to 2015. At a broad level, this increased demand is being driven by shift to outsourcing and share gains from competition coupled with lower program completions. More specifically, it is manifesting mostly within existing clients and programs across the financial services, communications, technology and healthcare verticals. To service this demand, the Company anticipates adding seat capacity in 2016, with roughly two-thirds of which is expected to come on stream in the first half. In accordance with the front-end loaded capacity additions, the Company expects program ramp costs to disproportionately impact operating margins in the first half of 2016. The business outlook also reflects the impact of foreign exchange volatility, which is expected to negatively impact revenues by approximately $30 million for the full year of 2016 versus 2015. Diluted earnings per share for 2016 reflect a materially higher effective tax rate relative to 2015 partly due to discrete adjustments, which lowered the effective rate in 2015. In addition, the higher effective tax rate in 2016 also reflects a shift in the mix of pre-tax income to higher tax rate jurisdictions;

•	The Company plans to add roughly 1,600 seats on a gross basis in the first quarter, with the total gross seats planned for the full year expected to be around 5,700 seats. The Company, however, plans to rationalize around 1,600 seats in 2016, with roughly 500 of which expected in the first quarter of 2016. The Company anticipates a net seat count increase of approximately 4,100 in 2016 versus 2015;

•	The Company’s revenues and earnings per share assumptions for the first quarter and full year 2016 are based on foreign exchange rates as of February 2016. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the first quarter and full-year as discussed above; and

•	The Company anticipates total other interest income (expense), net of approximately $(1.0) million for the first quarter and $(4.0) million for the full year 2016. These amounts include the interest accretion on the contingent consideration, which is expected to be $(0.2) million in the first quarter of 2016 and approximately $(1.0) million for the year. The amounts, however, exclude the potential impact of any future foreign exchange gains or losses in other income (expense)

Considering the above factors, the Company anticipates the following financial results for the three months ending March 31, 2016:

•	Revenues in the range of $318.0 million to $323.0 million

•	Effective tax rate of approximately 33.0%; **on a non-GAAP basis, an effective tax rate of approximately 33.0%

•	Fully diluted share count of approximately 42.1 million

•	Diluted earnings per share of approximately $0.30 to $0.33

•	**Non-GAAP diluted earnings per share in the range of $0.36 to $0.39

•	Capital expenditures in the range of $15 million to $20 million

For the twelve months ending December 31, 2016, the Company anticipates the following financial results:

•	Revenues in the range of $1,336.0 million to $1,354.0 million

•	Effective tax rate of approximately 31.0%; **on a non-GAAP basis, an effective tax rate of approximately 31.0%

•	Fully diluted share count of approximately 42.4 million

•	Diluted earnings per share of approximately $1.49 to $1.59

•	**Non-GAAP diluted earnings per share in the range of $1.73 to $1.83

•	Capital expenditures in the range of $60 million to $70 million

** See exhibits 10 & 11 for first quarter and full-year 2016 non-GAAP diluted earnings per share and tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, March 1, 2016, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP income from operations, non-GAAP operating margins, non-GAAP tax rates, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations by segment are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results from operations and how management evaluates and measures such performance. These non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing comprehensive customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Global 2000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat, social media and digital self-service. Utilizing its integrated onshore/offshore and virtual at-home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include order processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and Qelp and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	December 31, 2015	December 31, 2014	September 30, 2015
Revenues	$337,278	$349,925	$317,924
Direct salaries and related costs	(214,307)	(227,802)	(206,139)
General and administrative	(79,337)	(77,074)	(72,647)
Depreciation, net	(10,748)	(11,227)	(10,938)
Amortization of intangibles	(3,666)	(3,489)	(3,638)
Net gain (loss) on disposal of property and equipment	(221)	2,225	(55)

Income from operations	28,999	32,558	24,507
Total other income (expense), net	(1,366)	(1,456)	(1,187)

Income before income taxes	27,633	31,102	23,320
Income taxes	(7,597)	(8,599)	(3,310)

Net income	$20,036	$22,503	$20,010

Net income per common share:
Basic	$0.48	$0.53	$0.48

Diluted	$0.48	$0.53	$0.48

Weighted average common shares outstanding:
Basic	41,630	42,280	41,783
Diluted	42,117	42,533	42,084

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Year Ended
	December 31, 2015	December 31, 2014
Revenues	$1,286,340	$1,327,523
Direct salaries and related costs	(836,516)	(892,110)
General and administrative	(297,257)	(298,129)
Depreciation, net	(43,752)	(45,363)
Amortization of intangibles	(14,170)	(14,396)
Net gain (loss) on disposal of property and equipment	(381)	2,030

Income from operations	94,264	79,555
Total other income (expense), net	(4,281)	(2,396)

Income before income taxes	89,983	77,159
Income taxes	(21,386)	(19,368)

Net income	$68,597	$57,791

Net income per common share:
Basic	$1.64	$1.36

Diluted	$1.62	$1.35

Weighted average common shares outstanding:
Basic	41,899	42,609
Diluted	42,447	42,814

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	December 31, 2015	December 31, 2014	September 30, 2015
Revenues:
Americas	$274,139	$285,494	$257,421
EMEA	63,098	64,431	60,481
Other	41	—	22

Total	$337,278	$349,925	$317,924

Operating Income:
Americas	$40,692	$41,473	$33,541
EMEA	3,950	4,799	4,629
Other	(15,643)	(13,714)	(13,663)

Income from operations	28,999	32,558	24,507

Total other income (expense), net	(1,366)	(1,456)	(1,187)
Income taxes	(7,597)	(8,599)	(3,310)

Net income	$20,036	$22,503	$20,010

	Year Ended
	December 31, 2015	December 31, 2014
Revenues:
Americas	$1,045,415	$1,070,824
EMEA	240,826	256,699
Other	99	—

Total	$1,286,340	$1,327,523

Operating Income:
Americas	$135,443	$113,549
EMEA	15,336	16,208
Other	(56,515)	(50,202)

Income from operations	94,264	79,555

Total other income (expense), net	(4,281)	(2,396)
Income taxes	(21,386)	(19,368)

Net income	$68,597	$57,791

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	December 31, 2015	December 31, 2014
Assets:
Current assets	$563,037	$550,086
Property and equipment, net	111,962	109,880
Goodwill & intangibles, net	246,629	254,451
Other noncurrent assets	26,144	30,083

Total assets	$947,772	$944,500

Liabilities & Shareholders’ Equity:
Current liabilities	$153,175	$167,862
Noncurrent liabilities	115,917	118,420
Shareholders’ equity	678,680	658,218

Total liabilities and shareholders’ equity	$947,772	$944,500

Sykes Enterprises, Incorporated

Supplementary Data

	Q4 2015	Q4 2014
Geographic Mix (% of Total Revenues):
Americas (1)	81%	82%
Europe, Middle East & Africa (EMEA)	19%	18%
Other	0%	0%

Total	100%	100%

(1)	Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q4 2015	Q4 2014
Vertical Industry Mix (% of Total Revenues):
Communications	31%	38%
Financial Services	24%	23%
Technology / Consumer	20%	20%
Transportation & Leisure	7%	7%
Healthcare	5%	5%
Other	13%	7%

Total	100%	100%

	Seat Capacity (2)
	Q4 2015	Q4 2014	Q3 2015
Americas	35,100	34,500	34,400
EMEA	6,000	6,500	6,700

Total	41,100	41,000	41,100

	Capacity Utilization
	Q4 2015	Q4 2014	Q3 2015
Americas	79%	77%	78%
EMEA	85%	90%	85%

Total	79%	79%	80%

(2)	The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the fourth quarter 2015, the Company had approximately 4,100 agent FTEs working virtually from home. There are no seats associated with Qelp.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	December 31, 2015	December 31, 2014	September 30, 2015
Cash Flow From Operating Activities:
Net income	$20,036	$22,503	$20,010
Depreciation	10,922	11,423	11,135
Amortization of intangibles	3,666	3,489	3,638
Amortization of deferred grants	(273)	(266)	(259)
Changes in assets and liabilities and other	(8,800)	(9,575)	3,285

Net cash provided by operating activities	$25,551	$27,574	$37,809

Capital expenditures	$13,346	$9,014	$16,840
Cash paid during period for interest	$379	$393	$362
Cash paid during period for income taxes	$9,707	$4,121	$6,529

	Year Ended
	December 31, 2015	December 31, 2014
Cash Flow From Operating Activities:
Net income	$68,597	$57,791
Depreciation	44,515	46,255
Amortization of intangibles	14,170	14,396
Amortization of deferred grants	(973)	(1,348)
Changes in assets and liabilities and other	(5,845)	(22,830)

Net cash provided by operating activities	$120,464	$94,264

Capital expenditures	$49,662	$44,683
Cash paid during period for interest	$1,476	$1,716
Cash paid during period for income taxes	$30,467	$16,560

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	December 31, 2015	December 31, 2014	September 30, 2015
GAAP income from operations	$28,999	$32,558	$24,507
Adjustments:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,788	3,818	3,898
EMEA restructuring	—	—	—
Other	—	(2,620)	—

Non-GAAP income from operations	$32,787	$33,756	$28,405

	Three Months Ended
	December 31, 2015	December 31, 2014	September 30, 2015
GAAP net income	$20,036	$22,503	$20,010
Adjustments, net of taxes:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	2,501	2,543	2,533
EMEA restructuring	—	—	—
Other	810	(1,703)	—

Non-GAAP net income	$23,347	$23,343	$22,543

	Three Months Ended
	December 31, 2015	December 31, 2014	September 30, 2015
GAAP net income, per diluted share	$0.48	$0.53	$0.48
Adjustments:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06	0.06	0.06
EMEA restructuring	—	—	—
Other	0.01	(0.04)	—

Non-GAAP net income, per diluted share	$0.55	$0.55	$0.54

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP income (loss) from operations	$40,692	$41,473	$3,950	$4,799	$(15,643)	$(13,714)
Adjustments:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,415	3,818	373	—	—	—
EMEA restructuring	—	—	—	—	—	—
Other	—	(2,620)	—	—	—	—

Non-GAAP income (loss) from operations	$44,107	$42,671	$4,323	$4,799	$(15,643)	$(13,714)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2015	September 30, 2015	December 31, 2015	September 30, 2015
GAAP income (loss) from operations	$40,692	$33,541	$3,950	$4,629	$(15,643)	$(13,663)
Adjustments:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,415	3,573	373	325	—	—
EMEA restructuring	—	—	—	—	—	—
Other	—	—	—	—	—	—

Non-GAAP income (loss) from operations	$44,107	$37,114	$4,323	$4,954	$(15,643)	$(13,663)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Year Ended
	December 31, 2015	December 31, 2014
GAAP income from operations	$94,264	$79,555
Adjustments:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	15,168	16,006
EMEA restructuring	—	(312)
Other	—	(1,939)

Non-GAAP income from operations	$109,432	$93,310

	Year Ended
	December 31, 2015	December 31, 2014
GAAP net income	$68,597	$57,791
Adjustments, net of taxes:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	9,887	10,657
EMEA restructuring	—	(273)
Other	810	(1,260)

Non-GAAP net income	$79,294	$66,915

	Year Ended
	December 31, 2015	December 31, 2014
GAAP net income, per diluted share	$1.62	$1.35
Adjustments:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.23	0.25
EMEA restructuring	—	(0.01)
Other	0.02	(0.03)

Non-GAAP net income, per diluted share	$1.87	$1.56

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Year Ended		Year Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP income (loss) from operations	$135,443	$113,549	$15,336	$16,208	$(56,515)	$(50,202)
Adjustments:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	14,470	16,006	698	—	—	—
EMEA restructuring	—	—	—	(312)	—	—
Other	—	(2,620)	—	—	—	681

Non-GAAP income (loss) from operations	$149,913	$126,935	$16,034	$15,896	$(56,515)	$(49,521)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook First Quarter 2016
GAAP net income, per diluted share	$0.30 - $0.33
Adjustments:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06
EMEA restructuring	—
Other	—

Non-GAAP net income, per diluted share	$0.36 - $0.39

Business Outlook Full Year 2016
GAAP net income, per diluted share	$1.49 - $1.59
Adjustments:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.22
EMEA restructuring	—
Other	0.02

Non-GAAP net income, per diluted share	$1.73 - $1.83

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	December 31, 2015	December 31, 2014
GAAP tax rate	27%	28%
Adjustments:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	1%	-1%
EMEA restructuring	0%	0%
Other	0%	1%

Non-GAAP tax rate	28%	28%

	Three Months Ended	Year Ended
	March 31, 2016	December 31, 2016
GAAP tax rate	33%	31%
Adjustments:
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0%	0%
EMEA restructuring	0%	0%
Other	0%	0%

Non-GAAP tax rate	33%	31%